UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

ArTara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Blaine Davis as Chief Financial Officer

Effective as of February 11, 2020, ArTara Therapeutics, Inc. (the “Company”) appointed Blaine Davis as Chief Financial Officer of the Company. Mr. Davis will also serve as the Company’s principal financial officer and principal accounting officer, replacing Jesse Shefferman, the Company’s President and Chief Executive Officer, who had also been serving in those roles while the Company searched for a Chief Financial Officer.

Mr. Davis, 46, brings more than 20 years of experience in investor relations, corporate affairs, and sales and marketing at life sciences companies focused on rare diseases. Prior to joining the Company, Mr. Davis served as vice president, head of investor relations and corporate communications at Insmed, Inc. starting in July 2017. Previously, Mr. Davis held multiple executive leadership positions at Endo International plc from May 2008, including senior vice president and general manager, specialty pharmaceuticals; president of Endo Ventures Limited; and senior vice president, investor relations and corporate communications. Prior to Endo, Mr. Davis held positions in corporate and business development and investor relations at Bristol-Myers Squibb. Mr. Davis holds a Bachelor of Arts in biology and psychology with a minor in economics from Middlebury College.

In connection with Mr. Davis’s appointment as the Chief Financial Officer, the Company and Mr. Davis entered into an Executive Employment Agreement, dated January 31, 2020 and effective as of February 11, 2020. Pursuant to the terms of his Executive Employment Agreement, Mr. Davis is entitled to an initial annual base salary of $385,000 per year, and an annual discretionary cash bonus of 40% of Mr. Davis’s then-current base salary.

Mr. Davis’s Executive Employment Agreement also provides for the grant of a stock option to purchase 94,000 shares of the Company’s common stock with an exercise price per share equal to the closing price per share on the grant date. Such stock option is subject to a four-year vesting schedule with 25% of the shares subject to the option vesting upon Mr. Davis’s completion of one year of service measured from his start date and the balance of the shares vesting monthly thereafter for the next three years. Such award will be granted under the Proteon Therapeutics, Inc. Amended and Restated 2014 Equity Incentive Plan, and Mr. Davis will be eligible for future equity awards under such plan on an annual basis.

Under the terms of his Executive Employment Agreement, if Mr. Davis is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) payment of his then-current base salary through the effective date of the termination or resignation, (ii) a one-time cash payment equal to twelve months’ of his then-current base salary, (iii) a one-time cash payment equal to twelve months’ of his target bonus, (iv) reimbursement of any healthcare premium costs for twelve months, at the same level of coverage as he had during employment, and (v) pro-rata vesting of any outstanding equity awards to the extent that Mr. Davis is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards. The severance benefits described in the foregoing sentence are, in each case, subject to Mr. Davis’ compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Mr. Davis is terminated for other than cause, death or disability during the twelve months following a change in control of the Company, Mr. Davis will be entitled to acceleration of 100% of his then unvested outstanding equity awards.

The foregoing description of Mr. Davis’s Executive Employment Agreement is only a summary and it is qualified in its entirety by the Executive Employment Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Entry into Executive Employment Agreement with Julio Casoy, M.D.

On February 6, 2020, the Company and Julio Casoy, M.D., the Chief Medical Officer of the Company, entered into a new Executive Employment Agreement, effective as of February 13, 2020. Pursuant to the terms of his Executive Employment Agreement, Dr. Casoy is entitled to an initial annual base salary of $400,000 per year (effective as of January 10, 2020), and an annual discretionary cash bonus of 35% of Dr. Casoy’s then-current base salary.

Under the terms of his Executive Employment Agreement, if Dr. Casoy is terminated by the Company without cause or resigns for good reason, he is entitled to receive (i) payment of his then-current base salary through the effective date of the termination or resignation, (ii) a one-time cash payment equal to nine months’ of his then-current base salary, (iii) a one-time cash payment equal to nine months’ of his target bonus, (iv) reimbursement of any healthcare premium costs for twelve months, at the same level of coverage as he had during employment, and (v) pro-rata vesting of any outstanding equity awards to the extent that Dr. Casoy is not employed through the one-year anniversary of the applicable grant date of such outstanding equity awards. The severance benefits described in the foregoing sentence are, in each case, subject to Dr. Casoy’s compliance with continuing obligations to the Company and his execution of a general release in favor of the Company. In addition to the foregoing, if Dr. Casoy is terminated for other than cause, death or disability during the eighteen months following a change in control of the Company, Dr. Casoy will be entitled to acceleration of 100% of his then unvested outstanding equity awards.

The foregoing description of Dr. Casoy’s Executive Employment Agreement is only a summary and it is qualified in its entirety by the Executive Employment Agreement, a copy of which the Company expects to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 8.01.	Other Events.

On February 11, 2020, the Company issued a press release announcing the appointment of Mr. Davis as the Company’s Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

99.1	Press Release dated February 11, 2020, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTARA THERAPEUTICS, INC.

Date: February 11, 2020	By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer